EXHIBIT 3.3
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LORILLARD TOBACCO COMPANY
          Lorillard Tobacco Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does herby certify:
          First: That the Board of Directors of said corporation, acting by written consent in lieu of a meeting in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions proposing and declaring advisable one amendment to the Certificate of Incorporation of said corporation:
     RESOLVED, that the Board of Directors of the Corporation deems it advisable that Section 3 of Article VI of the Certificate of Incorporation of the Corporation be amended to read in its entirety as set forth below, and that such amendment be submitted to the sole shareholder of the corporation for its approval:
     Section 3. Indemnification.
     (a) Indemnification of Officers and Directors. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 3(a) of Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article VI and the relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     (b) Indemnification of Other Persons. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the Delaware General Corporation law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.
          Second: That in lieu of a meeting and vote of shareholders, the sole shareholder has given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.
          Third: That the aforementioned amendments was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
          In witness whereof, Lorillard Tobacco Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Vice President, this 16th day of January, 1990.

/s/ M. Alfred Peterson
M. Alfred Peterson
Vice President

          In witness whereof, Lorillard Tobacco Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Secretary, this 12th day of January, 1990.

/s/ Arthur J. Stevens
Arthur J. Stevens
Secretary

CERTIFICATE OF INCORPORATION
OF
LORILLARD TOBACCO COMPANY
     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:
ARTICLE I
     The name of the corporation is: Lorillard Tobacco Company.
ARTICLE II
     The address of its registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name and address of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc., Dover, Delaware 19901.
ARTICLE III
     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
ARTICLE IV
     The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $0.01 per share.
ARTICLE V
BY-LAWS
     In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation.
ARTICLE VI
BOARD OF DIRECTORS
     SECTION 1. Number, Election and Term. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not fewer than one nor more than fifteen persons. The first Board of Directors shall consist of one director. Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors. The directors shall be elected annually by a majority or the holders of Common Stock.

     SECTION 2. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     SECTION 3. Indemnification and Insurance.
     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including , without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
ARTICLE VII
     The name and mailing address of the incorporator is Harvey M. Sawikin, c/o Wachtell, Lipton, Rosen & Katz, 299 Park Avenue, New York, New York 10171.
     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated and truly set forth and, accordingly, I have hereunto set my hand this 18th day of May, 1989.

/s/
Incorporator